Exhibit 10.8

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT, dated as of April  29, 2005 (this "Patent Security Agreement"), made by Circuit Research Labs, Inc., an Arizona corporation (the "Grantor"), in favor of Harman Pro North America, Inc. (successor-in-interest to Harman Acquisition Corp. (f/k/a Orban, Inc.)), a Delaware corporation (the "Lender"), pursuant to the Guarantee and Collateral Agreement, dated as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Collateral Agreement"), made by CRL Systems, Inc., a Nevada corporation and wholly owned subsidiary of the Grantor ("CRL"), and the Grantor in favor of the Lender.

PRELIMINARY STATEMENTS:

A.

Pursuant to the Credit Agreement, dated as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), between CRL, as borrower, and the Lender, the Lender has agreed to extend credit to CRL, as borrower, upon the terms and subject to the conditions set forth in the Credit Agreement.

B.

In order to induce the Lender to enter into the Credit Agreement, the Grantor granted to the Lender a security interest in all of the Grantor's assets described in the Collateral Agreement, including all right, title and interest of the Grantor in, to and under all now owned and hereafter acquired patents, patent applications, patent licenses, and all proceeds thereof as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of its Obligations (as defined in the Collateral Agreement).

C.

The Grantor will derive substantial direct and indirect benefit from the Lender extending credit to CRL under the Credit Agreement.

D.

The Grantor owns the patents and patent applications identified on Schedule 1 annexed hereto.

E.

Pursuant to the Collateral Agreement, the Grantor has agreed to execute and deliver to the Lender such instruments and documents as the Lender may reasonably request in order to obtain and preserve the full benefits of the Collateral Agreement, and in connection therewith the Lender desires that the Grantor enter into, and the Grantor desires to enter into, this Patent Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby assigns, transfers and grants to the Lender, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Grantor's Obligations:

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(1)

(a) all letters patent, including, without limitation, utility patents, design patents, industrial designs and utility model registrations, of the United States or any other country, or any political subdivision thereof and all reissues and extensions thereof, including, without limitation, those listed in Schedule 1 annexed hereto, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, those listed in Schedule 1 annexed hereto, and (c) all rights to obtain any reissues, reexaminations or extensions thereof (collectively, the "Patents");

(2)

all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to make, use, sell, offer to sell, or import any invention covered in whole or in part by a Patent, including, without limitation, those listed in Schedule 1 annexed hereto, and all renewals and extensions thereof (collectively, the "Patent Licenses"); and

(3)

all products, royalties and Proceeds (as defined in the Security Agreement) of or received in connection with the foregoing, and all claims and  rights to sue at law or in equity for past, present or future infringement, dilution or other impairment of any Patent or Patent License, including the right to receive all proceeds and damages from the foregoing.

Grantor hereby acknowledges and affirms that the rights and remedies of the Lender with respect to the security interest in the Patent Collateral made and granted hereby are fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

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Signature Page - Patent Security Agreement -Parent

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

CIRCUIT RESEARCH LABS, INC.

By: /s/ C. Jayson Brentlinger
Name: C. Jayson Brentlinger
Title: President and Chairman of the Board

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Schedule 1
to Patent
Security Agreement

U.S. PATENT REGISTRATIONS

PATENT NO.	DATE ISSUED
6542611	April 1, 2003; Assigned to Circuit Research Labs, Inc. August 12, 2002 as Application No. 09127428
4383229	May 1, 1983; Assigned to Circuit Research Labs, Inc. July 20, 1981 as Application No. 06284938
4393346	July 12, 1983; Assigned to Circuit Research Labs, Inc. July 6, 1981 as Application No. 06280546

PATENT APPLICATIONS

APP. NO.	DATE FILED
NONE.

PATENT LICENSES

NAME OF AGREEMENT	PARTIES	DATE OF AGREEMENT
NONE.

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